OPPENHEIMER MAIN STREET SMALL- & MID-CAP FUND/VA

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for December 31, 2012. Net assets of the Fund were unaffected by the reclassifications.

Reduction          Reduction
to Accumulatedto Accumulated Net
Increase to                 Net Investment  Realized Gain
Paid-in Capital            Income         on Investments3
-----------------------------------------------------------------------------------------------------------
$1,324,294                   $765,074             $559,220

3. $1,326,288, all of which was long-term capital gain, was distributed in connection with Fund share redemptions.

OPPENHEIMER GLOBAL STRATEGIC INCOME FUND/VA

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for December 31, 2012. Net assets of the Fund were unaffected by the reclassifications.

Reduction          Reduction
to Accumulatedto Accumulated Net
Increase to                  Net Investment Realized Loss
Paid-in Capital            Income         on Investments
-----------------------------------------------------------------------------------------------------------
$13,763,668                 $23,152,957        $9,389,289

OPPENHEIMER GLOBAL SECURITIES FUND/VA

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for December 31, 2012. Net assets of the Fund were unaffected by the reclassifications.

Increase                                           Increase
to Accumulated                              to Accumulated Net
Net Investment                               Realized Loss
Income                                             on Investments
-----------------------------------------------------------------------------------------------------------
$6,202,870                                        $6,202,870

OPPENHEIMER CAPITAL APPRECIATION FUND/VA

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for December 31, 2012. Net assets of the Fund were unaffected by the reclassifications.

Increase                                           Increase
to Accumulated                              to Accumulated Net
Net Investment                               Realized Loss
Income                                             on Investments
-----------------------------------------------------------------------------------------------------------
$187,193                                            $187,193

OPPENHEIMER CORE BOND FUND/VA

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for December 31, 2012. Net assets of the Fund were unaffected by the reclassifications.

Increase                                           Increase
to Accumulated                              to Accumulated Net
Net Investment                               Realized Loss
Income                                             on Investments
-----------------------------------------------------------------------------------------------------------
$245,298                                           $245,298

OPPENHEIMER VALUE FUND/VA

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for December 31, 2012. Net assets of the Fund were unaffected by the reclassifications.

Increase                                           Increase
to Accumulated                              to Accumulated Net
Net Investment                               Realized Loss
Income                                             on Investments
-----------------------------------------------------------------------------------------------------------
$2                                                       $2

OPPENHEIMER MAIN STREET FUND/VA

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for December 31, 2012. Net assets of the Fund were unaffected by the reclassifications.

Increase             Increase
to Accumulatedto Accumulated Net
Increase to                  Net Investment Realized Loss
Paid-in Capital            Income          on Investments
-----------------------------------------------------------------------------------------------------------
$11,758,601                 $5,637,828          $17,396,429

OPPENHEIMER MONEY FUND/VA

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for December 31, 2012. Net assets of the Fund were unaffected by the reclassifications.

Increase             Reduction
to Accumulatedto Accumulated Net
Increase to                  Net Investment Realized Gain
Paid-in Capital            Income         on Investments
-----------------------------------------------------------------------------------------------------------
$4,699                     $1,773            $6,472

OPPENHEIMER BALANCED FUND/VA

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for December 31, 2012. Net assets of the Fund were unaffected by the reclassifications.

Increase             Increase
to Accumulatedto Accumulated Net
Increase to                  Net Investment Realized Loss
Paid-in Capital            Income          on Investments
-----------------------------------------------------------------------------------------------------------
$15,539,655                 $265,833              $15,805,488